Calculation of Filing Fee Tables
S-8
Lifevantage Corp
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.0001 per share	Other	1,500,000	$ 6.35	$ 9,525,000.00	0.0001381	$ 1,315.40
Total Offering Amounts:						$ 9,525,000.00		$ 1,315.40
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 1,315.40
Offering Note
[1]	(a) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of the Registrant's common stock, par value $0.0001 per share (the "Common Stock"), that become issuable under the Registrant's 2026 New Employee Long-Term Incentive Plan (the "2026 New Employee Plan") as a result of any stock dividend, stock split, recapitalization, or other similar transaction effected without the receipt of consideration that results in an increase to the number of outstanding shares of Registrant's Common Stock, as applicable. (b) Represents shares of Common Stock reserved for issuance under the 2026 New Employee Plan, adopted by the Registrant's board of directors (the "Board") without stockholder approval pursuant to Rule 5635(c)(4) of the Nasdaq Listing Rules. In general, to the extent that any awards under the 2026 New Employee Plan are forfeited or expire for any reason before being exercised or settled in full, or if shares issued under the 2026 New Employee Plan are reacquired by the Registrant pursuant to a forfeiture provision, repurchase right or for any other reason, those shares will again become available for issuance under the 2026 New Employee Plan, as will shares applied to pay the exercise or purchase price of an award or to satisfy tax withholding obligations related to any award. (c) The proposed maximum offering price per share is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act. The proposed maximum offering price per share and proposed maximum aggregate offering price are based on the average of the high and low sale prices of the Common Stock as reported on The Nasdaq Capital Market on July 29, 2026, a date within five business days prior to the filing of this Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources